UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

Sparton Corporation (“Sparton”) issued a press release announcing receipt of a notice from the Department of the Navy (“Navy”) that it is taking corrective action in response to ERAPSCO’s protest with the United States Government Accountability Office (“GAO”) challenging the recent competitive range exclusion of ERAPSCO under Navy Solicitation No. N00019-19-R-0002 for the GFY19-23 AN/SSQ-125A Production Sonobuoy. ERAPSCO is a joint venture between Sparton DeLeon Springs, LLC, a wholly-owned subsidiary of Sparton, and Undersea Sensor Systems, Inc., a wholly-owned subsidiary of Ultra Electronics Holdings plc.

The protest challenged the Navy’s decision to exclude ERAPSCO from the solicitation process on a number of bases and requested that GAO restore ERAPSCO’s ability to participate in the process. The August 30, 2018 notice indicates that the Navy intends to reopen the competitive range, including ERAPSCO in that competitive range, and proceed with discussions and evaluation as appropriate.

A copy of the press release is attached hereto as Exhibit 99.1 containing additional information, and the press release is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated September 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: September 5, 2018	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer

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